Exhibit 10.4
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                           SECOND EXTENSION AGREEMENT

BETWEEN:

         NOBLE METAL GROUP INCORPORATED, a British Columbia Corporation
                    having its principal place of business at
                      801-409 Granville Street, Vancouver,
                   British Columbia, V6C lT2 (herein "Noble")

AND:

                NAPTAU GOLD CORPORATION, a Delaware Corporation,
                        having its registered offices at
            11th Floor, Rodney Square North, 11th and Market Streets,
         Wilmington, New Castle County, Delaware 19801 (herein "NAPTAU")


                                 WITNESS THAT

WHEREAS

(1) Noble and Maritime Transport & Technology Ltd., a New York Corporation, entered into an agreement on the 6th day of June, 1995 providing for the acquisition by Naptau of certain assets of Noble, consisting of Placer Mining Leases in the Cariboo Mining Division of British Columbia in the area of Likely, British Columbia, Canada, (the "Exchange Agreement");

(2) On the same date, Naptau entered into an agreement with Noble for the operation by Noble of the Placer Mining Leases on behalf of Naptau (the "Operating Agreement");

(3) Under the terms of the Exchange Agreement and the Operating Agreement, Naptau is obligated to pay Noble USD$1,000,000 by September 3, 1995 for the entering into of the Operating Agreement, and is obligated to pay a further USD$1,000,000 by October 3, 1995 for the funding of the 1995 mining operations on the Placer Mining Leases;

(4) Naptau is unable to pay the sums due and owing until such time as the company has been granted approval for its Registration Statement filed with the United States Security and Exchange Commission on August 9, 1995, and granted a listing on the NASDAQ Small Cap Market as soon as the listing requirements are met;

(5) Both Noble and Naptau wish to have fulfilled the obligations of the Exchange Agreement and Operating Agreement as soon as Naptau is in a position to complete; and

(6) By an Agreement dated September 1, 1995, Naptau was previously granted an extension of the time for performance of its obligations under the Exchange Agreement and Operating Agreement to December
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31, 1995 (the "Extension Agreement") which time has expired and Naptau is now in breach of its obligations under the said agreements;

IT IS NOW AGREED that in consideration of the payment of TEN DOLLARS ($10) by Naptau to Noble, the receipt and sufficiency of which is hereby acknowledged, and the further mutual covenants and agreements following, that:

1. Naptau will pay to Noble 300 ounces of raw gold from its share of gold produced from the mining operations on the Placer Mining Leases.

2. Noble hereby grants to Naptau a further extension of time in which to pay the sums due and owing under the Extension Agreement, the Exchange Agreement and the Operating Agreement until June 30, 1996.

3. Naptau agrees to pay in settlement of the interest amounts owing on the sums in arrears under the agreements referred to in paragraph 2, USD$200,000 which Naptau and Noble agree to convert into shares of Naptau at a deemed price of USD$2.40 per share for a total of 85,000 common shares;

4. This Agreement shall be in addition to the Extension Agreement and shall also be construed in accordance with the laws of the Province of British Columbia, Canada.

5. This Agreement may be executed in counterpart and by faxed signature and the parties agree to deliver executed copies of the original document.

IN WITNESS WHEREOF THE PARTIES HERETO, CORPORATE PARTIES HAVING BEEN DULY AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS AS OF THE 30TH DAY OF APRIL, 1996.


NOBLE METAL GROUP INCORPORATED


---------------------------------         ---------------------------------
BY: DOROTHY DENNIS, PRES.                 BY: ROSE M. RAE, DIRECTOR


NAPTAU GOLD CORPORATION


---------------------------------
BY: EDWARD D. RENYK, PRES.

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